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                                                                   EXHIBIT 10.25

                              [MAXTOR LETTERHEAD]


                                IMS CONFIDENTIAL



October 14, 1994



Mr. Anthony Pham
4932 Antioch Loop
Union City, CA 94587

Dear Mr. Pham:

We are pleased to offer you the position of Vice President-Marketing and Sales of International Manufacturing Services Inc. (the Company), reporting to the President. Your employment shall be contingent upon and subject to the following terms and conditions.

Base Compensation.

Your annual salary will be U.S. $112,000, less regular payroll deductions, payable in increments in accordance with the Company's salary payment practices in effect from time to time. You will also be eligible to participate in the Company's Management Incentive Plan ("MIP"), which has yet to be finalized but will be patterned after Maxtor Corporation's Management Incentive Plan. Your annual target under the MIP will be fifty percent (50%) of base earnings upon achievement of specified objectives.

You will also be eligible to participate in any employee benefit plans maintained from time to time by the Company during your employment, subject in each case to the general applicable terms and conditions of the plan or program in question. The Company will maintain employee benefit plans for its employees as its Board of Directors elects.

Management Equity Participation Plan.

You will be entitled to participate in the Company's Management Equity Participation Plan ("Plan") which the Company plans to establish as outlined in Attachment A to this letter.



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Mr. Anthony Pham
October 14,1994
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Nondisclosure of Confidential Information.

As a condition of employment with the Company, it will be necessary for you to complete, sign and return with this offer of employment, the attached Employee Agreement Regarding Confidentiality and Inventions.

Other Conditions.

It is understood that you will not have an employment contract, and either you or the Company can terminate the employment relationship with or without cause at any time. At the end of your initial six-month probationary period, you will receive a written performance review.

We are looking forward to having you as a team member and are confident that you will make signification contributions to the Company's future.

Please sign below to signify your acceptance of this position and the conditions described above and return the enclosed copy of this letter to Sandy Taylor by Friday, October 21, 1994.

Sincerely,


/s/ROBERT BEHLMAN
--------------------
Robert Behlman
President

ACCEPTED:  [SIG]                            DATE: 11-1, 1994
         -------------------------

EXPECTED START DATE: 11-1, 1994








IMS Confidential